Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 July 24, 2019 FOR IMMEDIATE RELEASE

NextEra Energy reports second-quarter 2019 financial results

•	NextEra Energy delivers strong second-quarter financial and operational results

•	Florida Power & Light Company's continued investments in the business to further advance its customer value proposition result in more than 8% growth in regulatory capital employed

•	Gulf Power Company integration continues to progress well

•	NextEra Energy Resources adds more than 1,850 megawatts of renewables projects to its backlog, which now totals more than 11,700 megawatts

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2019 second-quarter net income attributable to NextEra Energy on a GAAP basis of $1.234 billion, or $2.56 per share, compared to $781 million, or $1.61 per share, for the second quarter of 2018. On an adjusted basis, NextEra Energy's 2019 second-quarter earnings were $1.133 billion, or $2.35 per share, compared to $989 million, or $2.08 per share, in the second quarter of 2018.

Adjusted earnings for these periods exclude the effects of transitional impacts of tax reform, including the impact on differential membership interests; non-qualifying hedges; NextEra Energy Partners, LP net investment gains; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); operating results from the Spain solar projects; and acquisition-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy delivered strong second-quarter results and is well-positioned to meet our overall objectives for the year," said Jim Robo, chairman and chief executive officer of NextEra Energy.
"We grew adjusted earnings per share by approximately 13% year-over-year, reflecting successful performance across all of the businesses. With residential bills nearly 30% below the national average and the lowest among all of the Florida investor-owned utilities, FPL's focus continues to be on identifying smart capital investments to lower costs, improve reliability and provide clean energy solutions for the benefit of our customers. At Gulf Power Company, we continue to make terrific progress executing the NextEra Energy playbook of reducing costs and using those savings to help fund smart capital investments for the benefit of customers. NextEra Energy Resources continues to capitalize on one of the best environments for renewables development in our history with our backlog increasing by more than 1,850 megawatts. We continue to believe that NextEra Energy offers one of the best value propositions in the industry with a long-term track record of delivering results for shareholders, one of the strongest credit ratings and balance sheets in the sector and a strong pipeline of attractive investment opportunities across all of our businesses. We believe NextEra Energy is as well-positioned as it has ever been to deliver on our financial expectations, and I will be disappointed if we are not able to deliver growth at or near the top end of our 6% to 8% compound annual growth rate range through 2022, plus the specified accretion from the recently completed Florida acquisitions in the relevant years."

Florida Power & Light Company
FPL, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold, reported second-quarter 2019 net income of $663 million, or $1.37 per share, compared to $626 million, or $1.32 per share, for the prior-year quarter.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $1.2 billion in the second quarter of 2019, and full-year capital investments are expected to be between $5.7 billion and $6.1 billion. Regulatory capital employed increased by more than 8% year-over-year. During the second quarter of 2019, FPL's average number of customers increased by approximately 100,000 from the prior-year comparable quarter.

FPL continues to identify smart capital investments in clean, efficient, modernized generation, as well as a stronger and smarter grid, to further enhance its already best-in-class customer value proposition of low bills, high reliability, award-winning customer service and a clean emissions profile. FPL's typical residential electric bill is nearly 30% below the national average and below the level it was a decade ago.

All of FPL's development efforts are progressing well. During the quarter, construction commenced at 10 solar projects across FPL's service territory. The new plants, which total nearly 750 megawatts (MW) of combined capacity, are all on track and on budget to begin providing cost-effective energy to FPL customers by early 2020. Last year, FPL ranked second among all electric utilities nationwide for megawatts of solar capacity installed, according to the 2018 Solar Rankings recently released by the Smart Electric Power Alliance (SEPA). FPL currently operates 18 major solar power plants and more than 200 smaller solar installations, and expects to continue to execute one of the largest solar expansions ever in the United States over the coming years as it helps make Florida a global leader in solar energy.

In late June, Florida Gov. Ron DeSantis signed legislation into law that allows for clause recovery of storm hardening investments, including undergrounding. This new law will allow FPL to pursue these storm hardening investments in a programmatic basis over the course of decades for the benefit of customers through improved reliability and reduced storm restoration times.

Gulf Power Company
Gulf Power, NextEra Energy's recently acquired rate-regulated electric utility subsidiary that serves more than 460,000 customers in eight counties throughout northwest Florida, reported second-quarter 2019 net income on a GAAP basis of $45 million, or $0.09 per share. On an adjusted basis, Gulf Power's earnings for the second quarter of 2019 were $58 million, or $0.12 per share.

The Gulf Power integration continues to progress well and the team is focused on successfully executing initiatives. Gulf Power has already begun to see significant benefits from a focus on operational cost effectiveness. Gulf Power's capital expenditures were approximately $150 million in the second quarter of 2019, and full-year capital investments are expected to be approximately $700 million to $800 million. During the second quarter of 2019, Gulf Power's average number of customers was roughly flat to the comparable prior-year quarter as a result of continued impacts from Hurricane Michael in 2018.

During the quarter, the Florida Public Service Commission (PSC) approved Gulf Power's cost recovery petition for approximately $350 million in Hurricane Michael restoration costs. Subject to a review and prudence determination of final storm costs by the PSC, Gulf Power instituted a surcharge equivalent to $8.00 per month on a 1,000-kilowatt-hour residential bill until the storm costs are fully recovered, which is expected to occur after approximately 60 months. Gulf Power believes that the surcharge strikes an appropriate balance between ensuring timely cost recovery and mitigating customer bill impacts.

In addition, Gulf Power completed its first major capital project as part of NextEra Energy, the Plant Smith combustion turbine upgrades, on schedule and on budget. Through improved efficiency and reliability, these upgrades are expected to generate approximately $40 million of net customer savings over their lifetime.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a second-quarter 2019 contribution to net income attributable to NextEra Energy on a GAAP basis of $661 million, or $1.37 per share, compared to $260 million, or $0.52 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the second quarter of 2019 were $448 million, or $0.93 per share, compared to $396 million, or $0.83 per share, for the second quarter of 2018.

Since the first-quarter financial results call in late April, the NextEra Energy Resources team delivered another excellent period of wind and solar origination, increasing its backlog by more than 1,850 MW. The current backlog now stands at more than 11,700 MW, including more than 4,100 MW of contracts for delivery beyond 2020. This quarter's backlog additions include a 250-MW solar project that will be paired with a 200-MW, 4-hour battery storage system, continuing NextEra Energy Resources' success as it further advances the next phase of renewables deployment that pairs low-cost wind and solar energy with a low-cost battery storage solution to provide a product that can be dispatched with enough certainty to meet customer needs for a nearly firm generation resource. In addition to the significant backlog additions this quarter, NextEra Energy Resources also executed build-own-transfer agreements for a 99-MW wind project and a 75-MW solar project.

Corporate and Other
In the second quarter of 2019 on a GAAP basis, Corporate and Other earnings decreased $0.04 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the second quarter of 2019 were flat compared to the prior-year quarter.

Following approval from the California Public Utilities Commission earlier this month, NextEra Energy Transmission completed the acquisition of Trans Bay Cable, a 53-mile, rate-regulated high-voltage direct current underwater transmission cable system, which provides approximately 40% of San Francisco's daily electrical power needs.

Outlook
In 2019, NextEra Energy continues to expect adjusted earnings per share to be at or near the top of its previously disclosed compound annual growth rate of 6% to 8%, off the 2018 base of $7.70 per share. NextEra Energy also continues to expect its adjusted earnings per share compound annual growth rate to be in a range of 6% to 8% through 2021, off the 2018 adjusted earnings per share of $7.70, plus accretion of $0.15 and $0.20 in 2020 and 2021, respectively, from the Florida acquisitions. As outlined at its June investor conference, for 2022, NextEra Energy expects to grow 6% to 8%, off 2021 adjusted earnings per share, translating to a range of $10.00 to $10.75 per share.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of transitional impacts of tax reform, including the impact on differential membership interests; NextEra Energy

Partners, LP net investment gains; the operating results from the Spain solar projects; and acquisition-related expenses. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's second-quarter 2019 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the second-quarter 2019 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at
www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns two electric companies in Florida: Florida Power & Light Company, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold; and Gulf Power Company, which serves more than 460,000 customers in eight counties throughout northwest Florida. NextEra Energy also owns a competitive energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2019 list of "World's Most Admired Companies" and ranked among the top 25 on Fortune's 2018 list of companies that "Change the World." For more information about NextEra Energy companies, visit these websites:
www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; the inability to realize the anticipated benefits of the Gulf Power Company acquisition; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or through expected shutdown; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2018 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,158	$366	$1,437	$9	$4,970
Operating Expenses (Income)
Fuel, purchased power and interchange	806	137	156	(25)	1,074
Other operations and maintenance	387	61	402	50	900
Acquisition-related	—	18	—	(12)	6
Depreciation and amortization	776	56	328	21	1,181
Losses (gains) on disposal of businesses/assets - net	(1)	—	(354)	1	(354)
Taxes other than income taxes and other - net	336	26	52	2	416
Total operating expenses - net	2,304	298	584	37	3,223
Operating Income (Loss)	854	68	853	(28)	1,747
Other Income (Deductions)
Interest expense	(152)	(14)	(237)	(198)	(601)
Equity in earnings (losses) of equity method investees	—	—	(6)	—	(6)
Allowance for equity funds used during construction	10	—	—	2	12
Interest income	1	—	8	4	13
Gains on disposal of investments and other property - net	—	—	8	—	8
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	39	—	39
Other net periodic benefit income	—	—	—	35	35
Other - net	1	1	14	—	16
Total other income (deductions) - net	(140)	(13)	(174)	(157)	(484)
Income (Loss) before Income Taxes	714	55	679	(185)	1,263
Income Tax Expense (Benefit)	51	10	113	(50)	124
Net Income (Loss)	663	45	566	(135)	1,139
Net Loss Attributable to Noncontrolling Interests	—	—	95	—	95
Net Income (Loss) Attributable to NextEra Energy, Inc.	$663	$45	$661	$(135)	$1,234
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$663	$45	$661	$(135)	$1,234
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	33	129	162
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(43)	—	(43)
Impact of income tax rate change on differential membership interests	—	—	30	—	30
NEP investment gains - net	—	—	(289)	—	(289)
Operating loss (income) of Spain solar projects	—	—	(7)	—	(7)
Acquisition-related	—	18	—	3	21
Less related income tax expense (benefit)	—	(5)	63	(33)	25
Adjusted Earnings (Loss)	$663	$58	$448	$(36)	$1,133
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.37	$0.09	$1.37	$(0.27)	$2.56
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.07	0.27	0.34
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.09)	—	(0.09)
Impact of income tax rate change on differential membership interests	—	—	0.06	—	0.06
NEP investment gains - net	—	—	(0.60)	—	(0.60)
Operating loss (income) of Spain solar projects	—	—	(0.01)	—	(0.01)
Acquisition-related	—	0.04	—	0.01	0.05
Less related income tax expense (benefit)	—	(0.01)	0.13	(0.08)	0.04
Adjusted Earnings (Loss) Per Share	$1.37	$0.12	$0.93	$(0.07)	$2.35
Weighted-average shares outstanding (assuming dilution)					483

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(a) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(b) After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$—	$—	$21	$0.05	$96	$0.19	$117	$0.24
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(31)	$(0.07)	$—	$—	$(31)	$(0.07)
Impact of income tax rate change on differential membership interests	$—	$—	$22	$0.05	$—	$—	$22	$0.05
NEP investment gains - net	$—	$—	$(218)	$(0.45)	$—	$—	$(218)	$(0.45)
Operating loss (income) of Spain solar projects	$—	$—	$(7)	$(0.02)	$—	$—	$(7)	$(0.02)
Acquisition-related	$13	$0.03	$—	$—	$3	$0.01	$16	$0.04

NextEra Energy, Inc.
Condensed Consolidated Statements of Income(a)
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2018	FPL	NEER	Corporate and Other(b)	NextEra Energy
Operating Revenues	$2,908	$1,156	$(1)	$4,063
Operating Expenses (Income)
Fuel, purchased power and interchange	765	159	(30)	894
Other operations and maintenance	387	412	49	848
Acquisition-related	—	—	1	1
Depreciation and amortization	513	300	18	831
Losses (gains) on disposal of businesses/assets - net	(2)	(29)	3	(28)
Taxes other than income taxes and other - net	324	44	3	371
Total operating expenses - net	1,987	886	44	2,917
Operating Income (Loss)	921	270	(45)	1,146
Other Income (Deductions)
Interest expense	(140)	(129)	(125)	(394)
Equity in earnings (losses) of equity method investees	—	53	(1)	52
Allowance for equity funds used during construction	20	—	2	22
Interest income	1	7	2	10
Gains on disposal of investments and other property - net	—	3	—	3
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	13	—	13
Other net periodic benefit income	—	—	51	51
Other - net	—	10	—	10
Total other income (deductions) - net	(119)	(43)	(71)	(233)
Income (Loss) before Income Taxes	802	227	(116)	913
Income Tax Expense (Benefit)	176	61	(11)	226
Net Income (Loss)	626	166	(105)	687
Net Loss Attributable to Noncontrolling Interests	—	94	—	94
Net Income (Loss) Attributable to NextEra Energy, Inc.	$626	$260	$(105)	$781
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$626	$260	$(105)	$781
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	45	98	143
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(16)	—	(16)
Tax reform-related	—	26	(2)	24
NEP investment gains - net	—	80	—	80
Operating loss (income) of Spain solar projects	—	1	—	1
Acquisition-related	—	—	1	1
Less related income tax expense (benefit)	—	—	(25)	(25)
Adjusted Earnings (Loss)	$626	$396	$(33)	$989
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(d)	$1.32	$0.52	$(0.23)	$1.61
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	0.09	0.21	0.30
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(0.04)	—	(0.04)
Tax reform-related	—	0.06	(0.01)	0.05
NEP investment gains - net	—	0.20	—	0.20
Operating loss (income) of Spain solar projects	—	—	—	—
Acquisition-related	—	—	—	—
Less related income tax expense (benefit)	—	—	(0.04)	(0.04)
Adjusted Earnings (Loss) Per Share	$1.32	$0.83	$(0.07)	$2.08
Weighted-average shares outstanding (assuming dilution)				475

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(a) Amounts have been retrospectively adjusted for an accounting standards update related to leases.
(b) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(c) After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$35	$0.07	$73	$0.17	$108	$0.24
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(11)	$(0.02)	$—	$—	$(11)	$(0.02)
Tax reform-related	$19	$0.04	$(2)	$(0.01)	$17	$0.03
NEP investment gains - net	$91	$0.22	$—	$—	$91	$0.22
Operating loss (income) of Spain solar projects	$2	$—	$—	$—	$2	$—
Acquisition-related	$—	$—	$1	$—	$1	$—

(d) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$5,776	$694	$2,572	$2	$9,044
Operating Expenses (Income)
Fuel, purchased power and interchange	1,535	260	305	(59)	2,041
Other operations and maintenance	727	130	759	99	1,715
Acquisition-related	—	18	—	4	22
Depreciation and amortization	1,152	106	654	40	1,952
Losses (gains) on disposal of businesses/assets - net	(3)	—	(381)	4	(380)
Taxes other than income taxes and other - net	653	55	111	(7)	812
Total operating expenses - net	4,064	569	1,448	81	6,162
Operating Income (Loss)	1,712	125	1,124	(79)	2,882
Other Income (Deductions)
Interest expense	(291)	(27)	(470)	(527)	(1,315)
Equity in earnings (losses) of equity method investees	—	—	10	—	10
Allowance for equity funds used during construction	35	—	—	2	37
Interest income	2	1	18	4	25
Gains on disposal of investments and other property - net	—	—	31	—	31
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	156	—	156
Other net periodic benefit income	—	—	—	86	86
Other - net	—	(1)	22	10	31
Total other income (deductions) - net	(254)	(27)	(233)	(425)	(939)
Income (Loss) before Income Taxes	1,458	98	891	(504)	1,943
Income Tax Expense (Benefit)	207	17	97	(123)	198
Net Income (Loss)	1,251	81	794	(381)	1,745
Net Loss Attributable to Noncontrolling Interests	—	—	169	—	169
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,251	$81	$963	$(381)	$1,914
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,251	$81	$963	$(381)	$1,914
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	256	387	643
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(163)	—	(163)
Impact of income tax rate change on differential membership interests	—	—	60	—	60
NEP investment gains - net	—	—	(240)	—	(240)
Operating loss (income) of Spain solar projects	—	—	(8)	—	(8)
Acquisition-related	—	18	—	19	37
Less related income tax expense (benefit)	—	(4)	28	(74)	(50)
Adjusted Earnings (Loss)	$1,251	$95	$896	$(49)	$2,193
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.59	$0.17	$2.00	$(0.79)	$3.97
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.53	0.80	1.33
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.34)	—	(0.34)
Impact of income tax rate change on differential membership interests	—	—	0.12	—	0.12
NEP investment gains - net	—	—	(0.50)	—	(0.50)
Operating loss (income) of Spain solar projects	—	—	(0.02)	—	(0.02)
Acquisition-related	—	0.04	—	0.04	0.08
Less related income tax expense (benefit)	—	(0.01)	0.07	(0.15)	(0.09)
Adjusted Earnings (Loss) Per Share	$2.59	$0.20	$1.86	$(0.10)	$4.55
Weighted-average shares outstanding (assuming dilution)					482

————————————
(a) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(b) After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$—	$—	$195	$0.41	$288	$0.60	$483	$1.01
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(116)	$(0.24)	$—	$—	$(116)	$(0.24)
Impact of income tax rate change on differential membership interests	$—	$—	$44	$0.09	$—	$—	$44	$0.09
NEP investment gains - net	$—	$—	$(182)	$(0.38)	$—	$—	$(182)	$(0.38)
Operating loss (income) of Spain solar projects	$—	$—	$(8)	$(0.02)	$—	$—	$(8)	$(0.02)
Acquisition-related	$14	$0.03	$—	$—	$44	$0.09	$58	$0.12

NextEra Energy, Inc.
Condensed Consolidated Statements of Income(a)
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2018	FPL	NEER	Corporate and Other(b)	NextEra Energy
Operating Revenues	$5,528	$2,396	$(4)	$7,920
Operating Expenses (Income)
Fuel, purchased power and interchange	1,477	297	(61)	1,713
Other operations and maintenance	732	787	99	1,618
Acquisition-related	—	—	1	1
Depreciation and amortization	1,059	592	37	1,688
Losses (gains) on disposal of businesses/assets - net	(3)	(45)	6	(42)
Taxes other than income taxes and other - net	635	97	5	737
Total operating expenses - net	3,900	1,728	87	5,715
Operating Income (Loss)	1,628	668	(91)	2,205
Other Income (Deductions)
Interest expense	(274)	(215)	(131)	(620)
Equity in earnings (losses) of equity method investees	—	229	20	249
Allowance for equity funds used during construction	42	—	2	44
Interest income	2	22	4	28
Gain on NEP deconsolidation	—	3,927	—	3,927
Gains on disposal of investments and other property - net	—	53	—	53
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	(7)	—	(7)
Other net periodic benefit income	—	—	102	102
Other - net	—	20	(4)	16
Total other income (deductions) - net	(230)	4,029	(7)	3,792
Income (Loss) before Income Taxes	1,398	4,697	(98)	5,997
Income Tax Expense (Benefit)	288	1,199	(11)	1,476
Net Income (Loss)	1,110	3,498	(87)	4,521
Net Loss Attributable to Noncontrolling Interests	—	691	—	691
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,110	$4,189	$(87)	$5,212
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,110	$4,189	$(87)	$5,212
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	(80)	100	20
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	3	—	3
Tax reform-related	—	(598)	3	(595)
NEP investment gains - net	—	(3,813)	—	(3,813)
Operating loss (income) of Spain solar projects	—	7	—	7
Acquisition-related	—	—	1	1
Less related income tax expense (benefit)	—	1,083	—	1,083
Adjusted Earnings (Loss)	$1,110	$791	$17	$1,918
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(d)	$2.34	$8.77	$(0.18)	$10.93
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	(0.17)	0.21	0.04
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	0.01	—	0.01
Tax reform-related	—	(1.24)	0.01	(1.23)
NEP investment gains - net	—	(8.00)	—	(8.00)
Operating loss (income) of Spain solar projects	—	0.01	—	0.01
Acquisition-related	—	—	—	—
Less related income tax expense (benefit)	—	2.29	(0.01)	2.28
Adjusted Earnings (Loss) Per Share	$2.34	$1.67	$0.03	$4.04
Weighted-average shares outstanding (assuming dilution)				475

————————————
(a) Amounts have been retrospectively adjusted for an accounting standards update related to leases.
(b) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(c) After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$(59)	$(0.13)	$79	$0.17	$20	$0.04
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$2	$—	$(2)	$—	$—	$—
Tax reform-related	$(448)	$(0.92)	$—	$—	$(448)	$(0.92)
NEP investment gains - net	$(2,901)	$(6.07)	$26	$0.04	$(2,875)	$(6.03)
Operating loss (income) of Spain solar projects	$8	$0.02	$—	$—	$8	$0.02
Acquisition-related	$—	$—	$1	$—	$1	$—

(d) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
June 30, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$52,914	$5,511	$31,613	$1,109	$91,147
Nuclear fuel	1,116	—	552	—	1,668
Construction work in progress	2,138	307	4,367	424	7,236
Accumulated depreciation and amortization	(13,337)	(1,619)	(8,752)	(207)	(23,915)
Total property, plant and equipment - net	42,831	4,199	27,780	1,326	76,136
Current Assets
Cash and cash equivalents	93	12	355	559	1,019
Customer receivables, net of allowances	1,293	168	1,069	23	2,553
Other receivables	329	5	512	(278)	568
Materials, supplies and fossil fuel inventory	729	141	557	—	1,427
Regulatory assets	396	118	—	(18)	496
Derivatives	6	—	774	25	805
Other	156	19	429	(1)	603
Total current assets	3,002	463	3,696	310	7,471
Other Assets
Special use funds	4,507	—	2,040	—	6,547
Investment in equity method investees	—	—	7,202	—	7,202
Prepaid benefit costs	1,442	—	—	(132)	1,310
Regulatory assets	2,722	509	9	337	3,577
Derivatives	—	—	1,624	2	1,626
Goodwill	302	—	593	2,601	3,496
Other	457	234	2,286	210	3,187
Total other assets	9,430	743	13,754	3,018	26,945
Total Assets	$55,263	$5,405	$45,230	$4,654	$110,552
Capitalization
Common stock	$1,373	$678	$—	$(2,046)	$5
Additional paid-in capital	10,851	1,014	11,814	(13,137)	10,542
Retained earnings	8,891	347	18,173	(2,857)	24,554
Accumulated other comprehensive loss	—	(1)	(64)	(126)	(191)
Total common shareholders' equity	21,115	2,038	29,923	(18,166)	34,910
Noncontrolling interests	—	—	3,472	44	3,516
Total equity	21,115	2,038	33,395	(18,122)	38,426
Redeemable noncontrolling interests	—	—	68	—	68
Long-term debt	13,358	1,111	3,189	16,289	33,947
Total capitalization	34,473	3,149	36,652	(1,833)	72,441
Current Liabilities
Commercial paper	776	100	—	3,506	4,382
Other short-term debt	—	—	—	715	715
Current portion of long-term debt	62	175	375	2,061	2,673
Accounts payable	761	106	1,779	(48)	2,598
Customer deposits	448	34	5	—	487
Accrued interest and taxes	647	38	148	20	853
Derivatives	13	5	320	5	343
Accrued construction-related expenditures	278	28	544	12	862
Regulatory liabilities	318	19	1	12	350
Other	375	176	437	161	1,149
Total current liabilities	3,678	681	3,609	6,444	14,412
Other Liabilities and Deferred Credits
Asset retirement obligations	2,249	117	1,017	—	3,383
Deferred income taxes	5,319	629	2,770	(632)	8,086
Regulatory liabilities	9,079	570	—	118	9,767
Derivatives	4	—	535	353	892
Other	461	259	647	204	1,571
Total other liabilities and deferred credits	17,112	1,575	4,969	43	23,699
Commitments and Contingencies
Total Capitalization and Liabilities	$55,263	$5,405	$45,230	$4,654	$110,552
————————————
(a) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$49,640	$31,273	$1,073	$81,986
Nuclear fuel	1,189	551	—	1,740
Construction work in progress	3,888	4,239	230	8,357
Accumulated depreciation and amortization	(13,218)	(8,364)	(167)	(21,749)
Total property, plant and equipment - net	41,499	27,699	1,136	70,334
Current Assets
Cash and cash equivalents	112	332	194	638
Customer receivables, net of allowances	1,026	1,259	17	2,302
Other receivables	284	454	(71)	667
Materials, supplies and fossil fuel inventory	670	553	—	1,223
Regulatory assets	447	—	1	448
Derivatives	—	563	1	564
Other	239	307	5	551
Total current assets	2,778	3,468	147	6,393
Other Assets
Special use funds	4,056	1,830	—	5,886
Investment in equity method investees	—	6,494	254	6,748
Prepaid benefit costs	1,407	—	(123)	1,284
Regulatory assets	2,843	9	438	3,290
Derivatives	—	1,326	29	1,355
Goodwill	302	587	2	891
Other	599	2,117	4,805	7,521
Total other assets	9,207	12,363	5,405	26,975
Total Assets	$53,484	$43,530	$6,688	$103,702
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	10,601	9,598	(9,709)	10,490
Retained earnings	9,040	17,212	(2,415)	23,837
Accumulated other comprehensive loss	—	(113)	(75)	(188)
Total common shareholders' equity	21,014	26,697	(13,567)	34,144
Noncontrolling interests	—	3,269	—	3,269
Total equity	21,014	29,966	(13,567)	37,413
Redeemable noncontrolling interests	—	468	—	468
Long-term debt	11,688	4,100	10,994	26,782
Total capitalization	32,702	34,534	(2,573)	64,663
Current Liabilities
Commercial paper	1,256	—	1,493	2,749
Other short-term debt	—	—	5,465	5,465
Current portion of long-term debt	95	602	2,019	2,716
Accounts payable	731	1,675	(20)	2,386
Customer deposits	442	3	—	445
Accrued interest and taxes	376	212	(111)	477
Derivatives	32	391	252	675
Accrued construction-related expenditures	323	865	7	1,195
Regulatory liabilities	310	3	12	325
Other	511	536	83	1,130
Total current liabilities	4,076	4,287	9,200	17,563
Other Liabilities and Deferred Credits
Asset retirement obligations	2,147	988	—	3,135
Deferred income taxes	5,165	2,590	(388)	7,367
Regulatory liabilities	8,886	—	123	9,009
Derivatives	9	416	91	516
Other	499	715	235	1,449
Total other liabilities and deferred credits	16,706	4,709	61	21,476
Commitments and Contingencies
Total Capitalization and Liabilities	$53,484	$43,530	$6,688	$103,702
————————————
(1) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,251	$81	$794	$(381)	$1,745
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,152	106	654	40	1,952
Nuclear fuel and other amortization	85	29	49	9	172
Unrealized losses (gains) on marked to market derivative contracts - net	—	—	(37)	21	(16)
Foreign currency transaction losses (gains)	—	—	—	12	12
Deferred income taxes	70	13	222	(203)	102
Cost recovery clauses and franchise fees	(72)	(31)	—	—	(103)
Equity in earnings of equity method investees	—	—	(10)	—	(10)
Distributions of earnings from equity method investees	—	—	233	—	233
Losses (gains) on disposal of businesses, assets and investments – net	(3)	—	(412)	4	(411)
Other - net	28	(15)	(177)	53	(111)
Changes in operating assets and liabilities:
Current assets	(259)	(53)	174	15	(123)
Noncurrent assets	(37)	(29)	(71)	(20)	(157)
Current liabilities	249	(62)	(479)	272	(20)
Noncurrent liabilities	(8)	15	(1)	10	16
Net cash provided by (used in) operating activities	2,456	54	939	(168)	3,281
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,302)	—	—	—	(2,302)
Acquisition and capital expenditures of Gulf Power	—	(248)	—	(4,456)	(4,704)
Independent power and other investments of NEER	—	—	(2,509)	—	(2,509)
Nuclear fuel purchases	(93)	—	(76)	—	(169)
Other capital expenditures and other investments	—	—	—	(216)	(216)
Sale of independent power and other investments of NEER	—	—	995	—	995
Proceeds from sale or maturity of securities in special use funds and other investments	1,276	—	669	114	2,059
Purchases of securities in special use funds and other investments	(1,333)	—	(623)	(149)	(2,105)
Other - net	5	—	(31)	86	60
Net cash used in investing activities	(2,447)	(248)	(1,575)	(4,621)	(8,891)
Cash Flows From Financing Activities
Issuances of long-term debt	1,698	105	7	5,744	7,554
Retirements of long-term debt	(49)	(105)	(1,193)	(529)	(1,876)
Net change in commercial paper	(481)	100	—	2,013	1,632
Repayments of other short-term debt	—	—	—	(4,600)	(4,600)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	671	—	671
Issuances of common stock - net	—	—	—	26	26
Dividends on common stock	—	—	—	(1,197)	(1,197)
Dividends & capital distributions from (to) parent - net	(1,150)	109	1,729	(688)	—
Other - net	(21)	—	(57)	(80)	(158)
Net cash provided by (used in) financing activities	(3)	209	1,157	689	2,052
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	7	1	8
Net increase (decrease) in cash, cash equivalents and restricted cash	6	15	528	(4,099)	(3,550)
Cash, cash equivalents and restricted cash at beginning of period	254	—	341	4,658	5,253
Cash, cash equivalents and restricted cash at end of period	$260	$15	$869	$559	$1,703
————————————
(a) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows(a)
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2018	FPL	NEER	Corporate and Other(b)	NextEra Energy
Cash Flows From Operating Activities
Net income	$1,110	$3,498	$(87)	$4,521
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,059	592	37	1,688
Nuclear fuel and other amortization	77	45	9	131
Unrealized losses (gains) on marked to market derivative contracts – net	—	(87)	86	(1)
Foreign currency transaction losses (gains)	—	—	11	11
Deferred income taxes	268	1,312	(189)	1,391
Cost recovery clauses and franchise fees	(49)	—	—	(49)
Equity in earnings of equity method investees	—	(229)	(20)	(249)
Distributions of earnings from equity method investees	—	160	13	173
Losses (gains) on disposal of businesses, assets and investments – net	(3)	(98)	6	(95)
Gain on NEP deconsolidation	—	(3,927)	—	(3,927)
Other - net	(45)	(44)	2	(87)
Changes in operating assets and liabilities:
Current assets	(139)	(38)	63	(114)
Noncurrent assets	(15)	—	9	(6)
Current liabilities	(326)	173	(272)	(425)
Noncurrent liabilities	(55)	17	12	(26)
Net cash provided by (used in) operating activities	1,882	1,374	(320)	2,936
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,414)	—	—	(2,414)
Independent power and other investments of NEER	—	(3,220)	—	(3,220)
Nuclear fuel purchases	(90)	(98)	—	(188)
Other capital expenditures and other investments	—	—	(101)	(101)
Sale of independent power and other investments of NEER	—	311	—	311
Proceeds from sale or maturity of securities in special use funds and other investments	1,101	608	79	1,788
Purchases of securities in special use funds and other investments	(1,228)	(628)	(136)	(1,992)
Distributions from equity method investees of independent power investments	—	633	—	633
Other - net	22	(205)	11	(172)
Net cash used in investing activities	(2,609)	(2,599)	(147)	(5,355)
Cash Flows From Financing Activities
Issuances of long-term debt	1,594	46	1,235	2,875
Retirements of long-term debt	(798)	(399)	(17)	(1,214)
Net change in commercial paper	(700)	—	1,405	705
Proceeds from other short-term debt	—	—	200	200
Repayments of other short-term debt	(250)	—	—	(250)
Payments from related parties under a cash sweep and credit support agreement – net	—	50	—	50
Issuances of common stock - net	—	—	11	11
Dividends on common stock	—	—	(1,047)	(1,047)
Dividends & capital distributions from (to) parent - net	850	1,286	(2,136)	—
Other - net	(31)	(53)	(59)	(143)
Net cash provided by (used in) financing activities	665	930	(408)	1,187
Effects of currency translation on cash, cash equivalents and restricted cash	—	(15)	—	(15)
Net increase (decrease) in cash, cash equivalents and restricted cash	(62)	(310)	(875)	(1,247)
Cash, cash equivalents and restricted cash at beginning of period	174	871	938	1,983
Cash, cash equivalents and restricted cash at end of period	$112	$561	$63	$736
————————————
(a) Amounts have been retrospectively adjusted for an accounting standard update related to leases.
(b) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Year-To-Date
2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$9.32	$1.61	$10.93

FPL - 2018 Earnings Per Share	$1.02	$1.32	$2.34
New investment growth	0.09	0.09	0.17
Deferred tax impact	0.02	0.02	0.04
Allowance for funds used during construction	0.01	(0.02)	(0.01)
Wholesale operations	—	—	(0.01)
Regulated gas	0.01	—	0.02
Other and share dilution	0.07	(0.04)	0.04
FPL - 2019 Earnings Per Share	$1.22	$1.37	$2.59

Gulf Power - 2018 Earnings Per Share	$—	$—	$—
Post acquisition contribution	0.08	0.12	0.20
Acquisition-related	—	(0.03)	(0.03)
Gulf Power - 2019 Earnings Per Share	$0.08	$0.09	$0.17

NEER - 2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$8.26	$0.52	$8.77
New investments	0.08	0.09	0.17
Existing assets	(0.10)	(0.06)	(0.16)
Gas infrastructure	0.03	0.02	0.05
Customer supply and proprietary power & gas trading	0.06	0.06	0.12
Asset sales	(0.06)	—	(0.06)
Non-qualifying hedges impact	(0.55)	0.02	(0.54)
Tax reform-related, including the impact of income tax rate change on differential membership interests	(1.01)	(0.01)	(1.01)
NEP investment gains - net (see related tax effects in Corporate and Other below)	(6.38)	0.67	(5.69)
Spain operating results	0.01	0.02	0.04
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	0.20	0.05	0.24
Interest and corporate general and administrative expenses	0.01	(0.03)	(0.02)
Other, including other investment income, income taxes and share dilution	0.08	0.02	0.09
NEER - 2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.63	$1.37	$2.00

Corporate and Other - 2018 Earnings (Loss) Per Share	$0.04	$(0.23)	$(0.18)
Non-qualifying hedges impact	(0.39)	(0.02)	(0.44)
NEP investment gains - net	0.06	—	0.05
Acquisition-related	(0.09)	(0.01)	(0.09)
Tax reform-related	—	(0.01)	—
Other, primarily interest expense and share dilution	(0.14)	—	(0.13)
Corporate and Other - 2019 Earnings (Loss) Per Share	$(0.52)	$(0.27)	$(0.79)

2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41	$2.56	$3.97

Amounts have been retrospectively adjusted for an accounting standards update related to leases.

Corporate & Other represents other business activities, eliminating entries and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.